                                                                     EXHIBIT 4.1

                      UNITED WISCONSIN GRAIN PRODUCERS, LLC
                             SUBSCRIPTION AGREEMENT
                                Membership Units

                     BEFORE [DATE], 2002     AFTER [DATE], 2002 AND BEFORE     AFTER [DATE], 2002
                                                       [DATE], 2002

OFFERING PRICE              $1,000                       $1,100                      $1,200
   PER UNIT

                                 10 UNIT MINIMUM

The undersigned subscriber, desiring to become a member of United Wisconsin Grain Producers, LLC ("UWGP"), a Wisconsin limited liability company, with its principal place of business at W7503 Country Drive, Beaver Dam, Wisconsin, 53916, hereby subscribes for the purchase of the membership interests of UWGP, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

   1.        Subscriber's Printed Name     _____________________________________

   2.        Title, if applicable:         _____________________________________

   3.        Subscriber's Address:

                Street                     _____________________________________

                City, State, Zip Code      _____________________________________

B.           NUMBER OF UNITS PURCHASED. You must purchase at least 10 units.
Your ownership interest may not exceed 30% of all of our outstanding membership units. Accordingly, assuming that we sell the minimum number of 19,250 Units in this Offering, you may not purchase more than 6,207 Units. We presently have 1,440 Units outstanding.

                _______________________

C.           PURCHASE PRICE.  Indicate the dollar amount of your investment.


          1. Total Purchase Price     =    2. Ten Percent (10%) 1st Installment  +    3. Ninety Percent (90%) 2nd Installment
             --------------------             ---------------------------------          ------------------------------------
(The  Offering  Price  Per Unit from        (10% of the Total Purchase Price)         (90%  of the  Total  Purchase
the  appropriate  time period  above                                                  Price)
multiplied  by the  number  in box B
above.)
                                       =                                         +
_____________________________________       ____________________________________      _______________________________________

D.           GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated August 1, 2002 (the "Prospectus") in its entirety including financial statements and exhibits for a complete explanation of an investment in UWGP. To subscribe, you must:

             1. Complete all information required in this Subscription Agreement, and date and sign this Subscription Agreement at page 5.

             2. Complete all information required by the Member Signature Page of the Operating Agreement, and date and sign the Member Signature Page (the last page attached to this Subscription Agreement).

             3. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to "U.S. BANK -- ESCROW AGENT FOR UWGP". You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

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             4.   Execute the Promissory Note on page 7 of this Subscription
Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement.

             5. Deliver each of the original executed documents referenced in Items 1, 2, and 4 of these Instructions, together with your personal check described in Item 3 of these Instructions to any one of the UWGP board members listed below or via mail to:

                                 U.S. Bank, N.A.
                    1555 North River Center Drive, Suite 301
                               Milwaukee, WI 53212

             6. Secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to "U.S. BANK -- ESCROW AGENT FOR UWGP" in satisfaction of the Promissory Note. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. Deliver this check to the same address set forth above in Instruction 5 within twenty (20) days of the date of UWGP's written notice that its sales of Units have exceeded the Minimum Escrow Deposit of $19,250,000.

Your funds will be placed in UWGP's escrow account at U.S. Bank, and the funds will be released to UWGP or returned to you in accordance with the escrow arrangements described in the Prospectus. If UWGP rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees. UWGP may not consider the acceptance or rejection of your subscription until a future date near the end of this Offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR DIRECTORS LISTED BELOW OR TO UWGP AT
(920) 635-4282.

                                           Additional
     Director        Telephone Number    Telephone Number
     --------        ----------------    ----------------
Mr. Kevin M. Roche    (920) 210-2490

Charles W. Hammer     (920) 887-2471     (920) 210-1471

Robert Miller         (262) 966-2702

Nancy Kavazanjian     (920) 887-2471     (920) 210-7503

Carl Benck            (920) 484-3943     (920) 948-3127

Cal Dalton            (608) 429-2544     (608) 444-1571

Jerry Franz           (608) 635-4093

William R.
Herrmann              (920) 623-3729

Bob Lange             (920) 623-3317

Berwyn Westra         (920) 326-3885

E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:

             1. FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

                  / /  Individual

                  / / Joint Tenants with Right of Survivorship (Both signatures must appear below)

                  / / Corporation or Partnership (Corporate Resolutions or Partnership Agreement must be enclosed)

                  / /  IRA

                  / /  KEOGH

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                  / /  Pension or Profit Sharing Plan

                  / /  Trust

                       Trustee's Name: ___________________________________

                       Trust Date: _______________________________________

                  / / Other: Provide detailed information in the space immediately below.

             2. SUBSCRIBER'S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding. KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual subscribers and IRA subscribers should provide their social security number. Other entities should provide their taxpayer identification number.

                  / /  Check box if you are a non-resident alien

                  / / Check box if you are a U.S. citizen residing outside of the United States

                  / /  Check this box if you are subject to backup withholding

                  Subscriber's Social Security No.    _______________________

                  Joint Subscriber's Social Security No.   ____________________

                  Taxpayer Identification No.         _______________________

             3. MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

                  Address:          _____________________________

                                    _____________________________

             4.   STATE OF RESIDENCE.

                  State of Principal Residence:              _______________

                  State where driver's license is issued     _______________

                  State where income taxes are filed         _______________

                  State(s) in which you have maintained your principal residence during the past three years:

                  a. __________________ b. __________________ c. _______________

             5. SUITABILITY STANDARDS. You cannot invest in UWGP unless you meet one, or more, of the suitability tests set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

                  / / I (We) have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

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                  / /  I (We) have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

                  6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

                       By signing below the subscriber represents and warrants to UWGP that he, she or it:

                       a. has received a copy of and is familiar with and understands UWGP's Prospectus, and all modifications or supplements thereto;
                       b. has relied solely upon the Prospectus in evaluating the purchase of the Units;
                       c. has been informed that the Units of UWGP are offered and sold in reliance upon a federal securities registration, Illinois, Ohio and Wisconsin securities registrations, and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;
                       d. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Illinois, Ohio, and Wisconsin, and that UWGP is relying in part upon the representations of the undersigned Subscriber contained herein;
                       e. has been informed that the securities subscribed for have not been approved or disapproved by the Securities and Exchange Commission or the Illinois, Ohio and Wisconsin Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;
                       f. intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;
                       g. understands that there is no present market for UWGP's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;
                       h. has received a copy of the UWGP Operating Agreement, and understands that upon closing the escrow by UWGP, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;
                       i. understands that the Units are subject to substantial restrictions on transfer under federal and state securities laws along with restrictions in the UWGP Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;
                       j. meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;
                       k. understands that UWGP will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of UWGP in their sole discretion:

                              THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

                              THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF

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                              EITHER AN EFFECTIVE REGISTRATION UNDER THE
                              SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

                       l. and that, to enforce the above legend, UWGP may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;
                       m. has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned's investment;
                       n. may not transfer or assign this subscription agreement, or any of the subscriber's interest herein;
                       o. has written his, her, or its correct taxpayer identification number under Item 2 on this subscription agreement; and
                       p. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 2 is checked).


SIGNATURE OF SUBSCRIBER/ JOINT SUBSCRIBER:

DATE:             _____________________________

INDIVIDUALS:                                            ENTITIES:


----------------------------------------------   -------------------------------
  Name of Individual Subscriber (Please Print)   Name of Entity (Please Print)


----------------------------------------------   -------------------------------
  Signature of Individual                        Print Name and Title of Officer


----------------------------------------------   -------------------------------
  Name of Joint Individual Subscriber (Please          Signature of Officer
                Print)


----------------------------------------------
  Signature of Joint Individual Subscriber

       ACCEPTANCE OF SUBSCRIPTION BY UNITED WISCONSIN GRAIN PRODUCERS, LLC

United Wisconsin Grain Producers, LLC hereby accepts the subscription for the above Units.

Dated this_______day of______________________, 200___.


UNITED WISCONSIN GRAIN PRODUCERS, LLC


By:
    ----------------------------------


Its:
    ----------------------------------

                                 PROMISSORY NOTE

Date of Subscription Agreement:__________________________, 200__.

                      IF BEFORE [DATE], 2002          IF AFTER [DATE], 2002 AND             IF AFTER [DATE], 2002
                                                         BEFORE [DATE], 2002

OFFERING PRICE                $1,000                            $1,100                             $1,200
  PER UNIT

                      Number of Units subscribed for at / / $1,000 per Unit, / / $1,100 Per Unit, / / $1,200 Per Unit (check box
_____________________ preceding price corresponding to purchase date)

                      Total Purchase Price (price per Unit multiplied by number _____________________ of Units subscribed)


  (               )
_____________________ Less Initial Payment (10% of Principal Amount)

_____________________ Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of United Wisconsin Grain Producers, LLC, a Wisconsin limited liability company ("UWGP"), at its principal office located at W7503 Country Drive, Beaver Dam, Wisconsin, 53916, or at such other place as required by UWGP, the Principal Balance set forth above, either in installments or in one lump sum to be paid without interest within 20 days following the call of the UWGP Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this Promissory Note shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date.

The undersigned agrees to pay to UWGP on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note, including, without limitation, reasonable attorneys' fees. This Promissory Note may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Wisconsin.

The provisions of this Promissory Note shall inure to the benefit of UWGP and its successors and assigns.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

Dated:              , 200  .
OBLIGOR:                                  JOINT OBLIGOR:


----------------------------------        -----------------------------------
Printed or Typed Name of Joint Obligor    Printed or Typed Name of Obligor


By:                                       By:
   --------------------------------          -----------------------------------
   (Signature)                               (Signature)


-----------------------------------
Officer Title if Obligor is an Entity


-----------------------------------


-----------------------------------
Address of Obligor

                              MEMBER SIGNATURE PAGE

                                     ADDENDA
                                     TO THE
                      UNITED WISCONSIN GRAIN PRODUCERS, LLC
                               OPERATING AGREEMENT

         The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in United Wisconsin Grain Producers, LLC (the "Company"), has received a copy of the Operating Agreement, dated November 2, 2001, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

INDIVIDUALS:                                   ENTITIES:


-----------------------------------------   -----------------------------------
     Name of Individual Subscriber               Name of Entity (Please
     (Please Print or Type)                      Print or Type)


-----------------------------------------   -----------------------------------
     Signature of Individual                     Print Name and Title of Officer


-----------------------------------------   ------------------------------------
     Name of Joint Individual                       Signature of Officer
     Subscriber (Please Print or Type)


------------------------------------------
     Signature of Joint Individual
     Subscriber

Agreed and accepted on behalf of the
Company and its Members:

UNITED WISCONSIN GRAIN PRODUCERS, LLC


By:
    -----------------------------------------


Its:
    -----------------------------------------